                                                                    EXHIBIT 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

     A National Banking Association                   36-0899825
                                                      (I.R.S. employer
                                                      identification number)

     One First National Plaza, Chicago, Illinois      60670-0126
     (Address of principal executive offices)         (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                           CNA Financial Corporation
              (Exact name of obligor as specified in its charter)

     Delaware                                         36-6169860
     (State or other jurisdiction of                  (I.R.S. employer
     incorporation or organization)                   identification number)


     CNA Plaza
     Chicago, Illinois                                60685
     (Address of principal executive offices)         (Zip Code)


                            Subordinated Debentures
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance
          Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       8. Not Applicable.

       9. Not Applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 15th day of August, 1997.


            The First National Bank of Chicago,
            Trustee

            By  /s/ Richard D. Manella
            Richard D. Manella
            Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica, Inc., filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                 August 15, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between CNA Financial Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                       Very truly yours,

                                       The First National Bank of Chicago

                                       By  /s/  Richard D. Manella
                                                Richard D. Manella
                                                Vice President

                                   EXHIBIT 7
                                                                       Page RC-1

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Ste 0303
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
Call Date:              03/31/97
ST-BK:                  17-1630 FFIEC 031

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                             C400
                                               Dollar Amounts in         ------------
                                                  Thousands        RCFD  BIL MIL THOU
                                             --------------------  ----  ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and
       currency and coin(1)................                        0081    3,871,170    1.a.
    b. Interest-bearing balances(2)........                        0071    6,498,314    1.b.
2.  Securities
    a. Held-to-maturity securities (from
       Schedule RC-B, column A)............                        1754            0    2.a.
    b. Available-for-sale securities (from
       Schedule RC-B, column D)............                        1773    3,901,208    2.b.
3.  Federal funds sold and securities
    purchased under agreements to resell...                        1350    4,612,975    3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned
       income (from Schedule RC-C).........  RCFD 2122 23,345,201                       4.a.
    b. LESS: Allowance for loan and lease
       losses..............................  RCFD 3123    420,963                       4.b.
    c. LESS: Allocated transfer risk
       reserve.............................  RCFD 3128          0                       4.c.
    d. Loans and leases, net of unearned
       income, allowance, and reserve
       (item 4.a minus 4.b and 4.c)........                        2125   22,924,238    4.d.
5.  Trading assets (from Schedule RD-D)....                        3545    8,792,158    5.
6.  Premises and fixed assets (including
    capitalized leases)....................                        2145      706,928    6.
7.  Other real estate owned (from
    Schedule RC-M).........................                        2150        6,563    7.
8.  Investments in unconsolidated
    subsidiaries and associated companies
    (from Schedule RC-M)...................                        2130       61,551    8.
9.  Customers' liability to this bank on
    acceptances outstanding................                        2155      488,866    9.
10. Intangible assets (from Schedule RC-M).                        2143      291,569   10.
11. Other assets (from Schedule RC-F)......                        2160    1,775,283   11.
12. Total assets (sum of items 1 through
    11)....................................                        2170   53,930,823   12.

------------------
(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:      The First National Bank of Chicago           Page RC-2
Address:                  One First National Plaza, Ste 0303
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
Call Date:                03/31/97
ST-BK:                    17-1630 FFIEC 031

Schedule RC-Continued

                                                                       Dollar Amounts
                                                                        in Thousands                      Bil Mil Thou
                                                                   ----------------------                 ------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and
         C from Schedule RC-E, part 1)............................                              RCON 2200   21,550,056       13.a.
         (1) Noninterest-bearing(1)...............................  RCON 6631    8,895,137                                   13.a.1
         (2) Interest-bearing.....................................  RCON 6636   12,654,919                                   13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries,
         and IBFs (from Schedule RC-E, part II)...................                              RCFN 2200   12,364,650       13.b.
         (1) Noninterest bearing..................................  RCFN 6631      287,496                                   13.b.1
         (2) Interest-bearing.....................................  RCFN 6636   12,077,154                                   13.b.2
14.  Federal funds purchased and securities sold under
     agreements to repurchase:....................................                              RCFD 2800    3,817,421       14
15.  a.  Demand notes issued to the U.S. Treasury.................                              RCON 2840       63,621       15.a.
     b.  Trading Liabilities (from Schedule RC-D)...........................                    RCFD 3548    5,872,831       15b.
16.  Other borrowed money:
     a.  With original maturity of one year or less...............                              RCFD 2332    2,607,549       16.a.
     b.  With original maturity of more than one year.............                              RCFD 2333      322,414       16b.
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding......                              RCFD 2920      488,866       18.
19.  Subordinated notes and debentures............................                              RCFD 3200    1,550,000       19.
20.  Other liabilities (from Schedule RC-G).......................                              RCFD 2930    1,196,229       20.
21.  Total liabilities (sum of items 13 through 20)...............                              RCFD 2948   49,833,637       21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus................                              RCFD 3838            0       23.
24.  Common stock.................................................                              RCFD 3230      200,858       24.
25.  Surplus (exclude all surplus related to preferred stock).....                              RCFD 3839    2,944,244       25.
26.  a.  Undivided profits and capital reserves...................                              RCFD 3632      954,885       26.a.
     b.  Net unrealized holding gains (losses) on available-
         for-sale securities......................................                              RCFD 8434       (1,089)      26.b.
27.  Cumulative foreign currency translation adjustments..........                              RCFD 3284       (1,712)      27.
28.  Total equity capital (sum of items 23 through 27)............                              RCFD 3210    4,097,186       28.
29.  Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28).................                              RCFD 3300   53,930,823       29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that                                 Number
    best describes the most comprehensive level of auditing work performed                           ---------------
    for the bank by independent external auditors as of any date during 1996 ........ RCFD 6724 .... | 2           |        M.1.
                                                                                                     ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.